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                                  Exhibit 23.3

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and under the caption "Selected Historical Financial Data of Collateral" and to the incorporation by reference therein of our report dated March 26, 2002, with respect to the financial statements of Collateral Therapeutics, Inc. incorporated by reference in the proxy statement/prospectus that is made a part of Amendment No. 1 to the Registration Statement on Form F-4 filed by Schering Aktiengesellschaft for the registration of ordinary shares of Schering Aktiengesellschaft.




                                                /s/ Ernst & Young LLP
San Diego, California
May 14, 2002